Exhibit 99.1

CROSS COUNTRY HEALTHCARE ANNOUNCES THIRD QUARTER
2025 FINANCIAL RESULTS

BOCA RATON, Fla., November 12, 2025--Cross Country Healthcare, Inc. (the Company) (Nasdaq: CCRN) today announced financial results for its third quarter ended September 30, 2025.

Selected Financial Information:

		Variance		Variance
		Q3 2025 vs		Q3 2025 vs
Dollars are in thousands, except per share amounts	Q3 2025	Q3 2024		Q2 2025
Revenue	$250,052	(21)%		(9)%
Gross profit margin*	20.4%	—	bps	—	bps
Net loss attributable to common stockholders	$(4,774)	(287)%		28%
Diluted EPS	$(0.15)	$(0.23)		$0.05
Adjusted EBITDA*	$6,524	(37)%		(14)%
Adjusted EBITDA margin*	2.6%	(70)	bps	(20)	bps
Adjusted EPS*	$0.03	$(0.09)		$0.04
Cash flows provided by operations	$20,114	169%		377%
* Represents amounts that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP) and are referred to as non-GAAP measures. Please refer to the accompanying discussion below of how these non-GAAP financial measures are calculated and used under “Non-GAAP Financial Measures” and the tables reconciling these measures to the closest GAAP measure.

Third Quarter Business Highlights

•Strong performance in Homecare Staffing, with revenue growing more than 29% over the prior year
•Continued sequential decline in selling, general and administrative (SG&A) expenses fueled by further leverage of the Company’s low-cost center of excellence in India
•Healthy balance sheet with $99 million of cash on-hand and no debt as of September 30, 2025
•Positive cash flow from operations of $20 million for the quarter

“Our third quarter results were in line with expectation, reflecting continued momentum in our Homecare Staffing business and further stabilization in core travel and local staffing,” said John A. Martins, President and Chief Executive Officer of Cross Country Healthcare. He continued, “As we await the consummation of the pending merger with Aya, we have remained focused throughout 2025 on delivering quality and value to our clients, and as a result we have successfully won, expanded and renewed more than $400 million in contract value, predominantly across Managed Service Program clients. Our strong balance sheet and positive cash flow have allowed us to further invest in our leading proprietary technology platforms such as Intellify and xPerience.”

Third quarter consolidated revenue was $250.1 million, a decrease of 21% year-over-year and 9% sequentially. Consolidated gross profit margin was 20.4%, flat both year-over-year and sequentially. Net loss attributable to common stockholders was $4.8 million, as compared to net income of $2.6 million in the prior year and a net loss of $6.7 million in the prior quarter. Diluted earnings per share (EPS) was a net

Exhibit 99.1
loss of $0.15, as compared to net income of $0.08 in the prior year and a net loss of $0.20 in the prior quarter. Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) was $6.5 million, or 2.6% of revenue, as compared with $10.3 million, or 3.3% of revenue, in the prior year, and $7.6 million, or 2.8% of revenue, in the prior quarter. Adjusted EPS was $0.03, as compared to $0.12 in the prior year and a net loss of $0.01 in the prior quarter.

For the nine months ended September 30, 2025, consolidated revenue was $817.5 million, a decrease of 21% year-over-year. Consolidated gross profit margin was 20.3%, down 20 basis points year-over-year. Net loss attributable to common stockholders was $11.9 million, or $0.37 per diluted share, as compared to a net loss of $10.8 million, or $0.32 per diluted share, in the prior year. Adjusted EBITDA was $22.7 million, or 2.8% of revenue, as compared to $39.8 million, or 3.8% of revenue, in the prior year. Adjusted EPS was $0.08, as compared to $0.41 in the prior year.

Quarterly Business Segment Highlights
Nurse and Allied Staffing
Revenue was $202.0 million, a decrease of 24% year-over-year and 10% sequentially. Contribution income was $14.2 million, as compared to $19.3 million in the prior year and $13.9 million in the prior quarter. Average field contract personnel on a full-time equivalent (FTE) basis was 6,371, as compared with 7,660 in the prior year and 7,035 in the prior quarter. Revenue per FTE per day was $343, as compared to $373 in the prior year and $348 in the prior quarter.
Physician Staffing
Revenue was $48.1 million, a decrease of 4% year-over-year and 3% sequentially. Contribution income was $4.3 million, as compared to $4.6 million in both the prior year and quarter. Total days filled were 20,695, as compared with 24,424 in the prior year and 22,228 in the prior quarter. Revenue per day filled was $2,324, as compared with $2,058 in the prior year and $2,239 in the prior quarter.

Cash Flow and Balance Sheet Highlights

Net cash provided by operating activities for the three months ended September 30, 2025 was $20.1 million, as compared to $7.5 million for the three months ended September 30, 2024 and $4.2 million for the three months ended June 30, 2025. For the nine months ended September 30, 2025, net cash provided by operating activities was $30.0 million as compared to $95.9 million in the prior year which was driven by robust collections and an improvement in days' sales outstanding.
During the third quarter of 2025, the Company did not repurchase any shares of its common stock. As of September 30, 2025, the Company had 32.5 million unrestricted shares outstanding and $40.5 million remaining for share repurchase.
As of September 30, 2025, the Company had $99.1 million in cash and cash equivalents with no debt outstanding. There were no borrowings drawn under its revolving senior secured asset-based credit facility (ABL). As of September 30, 2025, borrowing base availability under the ABL was $121.4 million, with $103.0 million of availability net of $18.4 million of letters of credit.

Exhibit 99.1
Update on Merger with Aya Healthcare

On December 3, 2024, the Company entered into an Agreement and Plan of Merger (Merger Agreement) with Aya Holdings II Inc., a Delaware corporation (Parent), Spark Merger Sub One Inc., a Delaware corporation and a wholly owned subsidiary of Parent (Merger Sub), and, solely for purposes of Section 11.14 thereto, Aya Healthcare, Inc. (Aya Healthcare), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (Aya Merger). The consummation of the Aya Merger is subject to the satisfaction of a number of closing conditions, including, without limitation, stockholder approval which was received at a special meeting held on February 28, 2025 and the successful completion of a review by the U.S. Federal Trade Commission (FTC) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act). On February 20, 2025, the Company and Aya Healthcare each received a request for additional information (Second Request) from the FTC in connection with the FTC’s review of the transactions contemplated by the Merger Agreement. As of August 29, 2025, each of the Company and Aya Healthcare had certified to the FTC that it had substantially complied with the Second Request and, as a result of discussions with the FTC, the HSR waiting period was set to expire on November 17, 2025. In addition, the Aya Merger end date was extended from September 3, 2025 to December 3, 2025. However, the FTC is closed during the government shutdown and the expiry of the HSR waiting period extends day-for-day while the government shutdown continues. As a result, absent any further agreement from the FTC, the HSR waiting period is now set to expire after the end date contemplated by the Merger Agreement, which is currently December 3, 2025. Absent agreement between the Company and Aya, if the transaction has not closed by December 3, 2025, either party may terminate the Merger Agreement. The Company and Aya are currently discussing an extension of the end date beyond December 3, 2025, but there can be no assurance that an agreement with respect to an extension will be reached. If the Aya Merger is completed, the Company will become a private company and its common stock will no longer trade on Nasdaq.

Conference Call

As previously disclosed, on December 3, 2024, the Company entered into a merger agreement with Aya Healthcare, Inc. and certain of its subsidiaries (Aya Merger, and such agreement, the Merger Agreement). In light of the pending transaction, the Company will not host an earnings conference call to review third quarter 2025 financial results, nor will it provide forward-looking guidance. This press release is also posted on the Company’s website at ir.crosscountry.com.

About Cross Country Healthcare

Cross Country Healthcare, Inc. is a market-leading, tech-enabled workforce solutions and advisory firm with 39 years of industry experience and insight. We help clients tackle complex labor-related challenges and achieve high-quality outcomes, while reducing complexity and improving visibility through data-driven insights.

Copies of this and other press releases, information about the Company, as well as information about the Aya Merger, can be accessed online at ir.crosscountry.com. Stockholders and prospective investors can also register to automatically receive the Company’s press releases, filings with the Securities and Exchange Commission (SEC), and other notices by e-mail.

Exhibit 99.1
Non-GAAP Financial Measures

This press release and the accompanying financial statement tables reference non-GAAP financial measures, such as gross profit margin, adjusted EBITDA, adjusted EBITDA margin, and adjusted EPS. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes such non-GAAP financial measures are useful to investors when evaluating the Company’s performance, as such non-GAAP financial measures exclude certain items that management believes are not indicative of the Company’s future operating performance. Pro forma measures, if applicable, are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact, including statements relating to our future results (including business trends); statements regarding the proposed Aya Merger; the expected timing and closing of the proposed Aya Merger; the Company’s ability to consummate the proposed Aya Merger; the expected benefits of the proposed Aya Merger and other considerations taken into account by the Board in approving the proposed Aya Merger; the amounts to be received by stockholders in connection with the proposed Aya Merger; and expectations for the Company prior to and following the closing of the proposed Aya Merger, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) the timing to consummate the proposed Aya Merger, (ii) the risk that a condition of closing of the proposed Aya Merger may not be satisfied or that the closing of the proposed Aya Merger might otherwise not occur, (iii) the risk that the Aya Merger may not be completed on the terms or in the time frame expected by the Company, due to such factors as delays in obtaining regulatory approvals due to the U.S. government shutdown that began in October 2025, (iv) the diversion of management time on transaction-related issues, (v) risks related to disruption of management time from ongoing business operations due to the proposed Aya Merger, (vi) the risk that any announcements relating to the proposed Aya Merger could have adverse effects on the market price of the common stock of the Company, (vii) the risk that the proposed Aya Merger and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, (viii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement,

Exhibit 99.1
including in circumstances requiring the Company to pay a termination fee, (ix) the risk that competing offers will be made, (x) unexpected costs, impairments, fees, charges or expenses resulting from the Aya Merger, (xi) potential litigation relating to the Aya Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto, (xii) worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s services and impact the Company’s profitability, (xiii) effects from global pandemics, epidemics or other public health crises, (xiv) changes in marketplace conditions, such as alternative modes of healthcare delivery, reimbursement and customer needs, and (xv) disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, costs of providing services, retention of key employees, and outcomes of legal proceedings, claims and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Amendment No. 1 on Form 10-K/A, and in the Company’s other filings with the SEC. The list of factors is not intended to be exhaustive.

These forward-looking statements speak only as of the date of this press release, and the Company does not assume any obligation to update or revise any forward-looking statement made in this press release or that may from time to time be made by or on behalf of the Company.

Exhibit 99.1

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2025	2024	2025	2025	2024

Revenue from services	$250,052	$315,119	$274,072	$817,532	$1,034,064
Operating expenses:
Direct operating expenses	199,125	250,961	218,068	651,943	821,804
Selling, general and administrative expenses	46,894	54,297	50,050	149,430	177,804
Credit loss (credit) expense	(861)	1,512	30	(796)	21,660
Depreciation and amortization	4,088	4,498	4,101	12,961	13,859
Acquisition and integration-related costs	4,147	—	5,995	12,183	3
Restructuring costs	1,530	998	588	2,419	4,052
Legal and other losses	1,102	—	1,099	2,201	7,596
Impairment charges	—	—	—	—	718
Total operating expenses	256,025	312,266	279,931	830,341	1,047,496
(Loss) income from operations	(5,973)	2,853	(5,859)	(12,809)	(13,432)
Other expenses (income):
Interest expense	556	550	549	1,648	1,580
Interest income	(864)	(1,107)	(702)	(2,247)	(1,515)
Other (income) expense , net	(28)	21	23	55	(1,013)
(Loss) income before income taxes	(5,637)	3,389	(5,729)	(12,265)	(12,484)
Income tax (benefit) expense	(863)	834	930	(342)	(1,681)
Net (loss) income attributable to common stockholders	$(4,774)	$2,555	$(6,659)	$(11,923)	$(10,803)

Net (loss) income per share attributable to common stockholders - Basic	$(0.15)	$0.08	$(0.20)	$(0.37)	$(0.32)

Net (loss) income per share attributable to common stockholders - Diluted	$(0.15)	$0.08	$(0.20)	$(0.37)	$(0.32)

Weighted average common shares outstanding:
Basic	32,524	33,016	32,492	32,434	33,728
Diluted	32,524	33,058	32,492	32,434	33,728

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2025	2024	2025	2025	2024
Adjusted EBITDA:[a]
Net (loss) income attributable to common stockholders	$(4,774)	$2,555	$(6,659)	$(11,923)	$(10,803)
Interest expense	556	550	549	1,648	1,580
Income tax (benefit) expense	(863)	834	930	(342)	(1,681)
Depreciation and amortization	4,088	4,498	4,101	12,961	13,859
Acquisition and integration-related costs[b]	4,147	—	5,995	12,183	—
Restructuring costs[c]	1,530	998	588	2,419	4,052
Legal, bankruptcy, and other losses[d]	1,102	—	1,099	2,201	26,969
Impairment charges[e]	—	—	—	—	718
Interest income[f]	(864)	(1,107)	(702)	(2,247)	(1,515)
Other (income) expense, net	(28)	21	23	55	(1,013)
Equity compensation	766	870	870	2,954	4,327
System conversion costs[g]	864	1,120	797	2,825	3,306
Adjusted EBITDA[a]	$6,524	$10,339	$7,591	$22,734	$39,799
Adjusted EBITDA margin[a]	2.6%	3.3%	2.8%	2.8%	3.8%

Adjusted EPS:[h]
Numerator:
Net (loss) income attributable to common stockholders	$(4,774)	$2,555	$(6,659)	$(11,923)	$(10,803)
Non-GAAP adjustments - pretax:
Acquisition and integration-related costs[b]	4,147	—	5,995	12,183	—
Restructuring costs[c]	1,530	998	588	2,419	4,052
Legal, bankruptcy, and other losses[d]	1,102	—	1,099	2,201	26,969
Impairment charges[e]	—	—	—	—	718
Other income, net	—	—	—	—	(1,115)
System conversion costs[g]	864	1,120	797	2,825	3,306
Tax impact of non-GAAP adjustments	(2,011)	(552)	(2,229)	(5,160)	(9,023)
Adjusted net income (loss) attributable to common stockholders - non-GAAP	$858	$4,121	$(409)	$2,545	$14,104

Denominator:
Weighted average common shares - basic, GAAP	32,524	33,016	32,492	32,434	33,728
Dilutive impact of share-based payments	—	42	38	106	155
Adjusted weighted average common shares - diluted, non-GAAP	32,524	33,058	32,530	32,540	33,883

Reconciliation:
Diluted EPS, GAAP	$(0.15)	$0.08	$(0.20)	$(0.37)	$(0.32)
Non-GAAP adjustments - pretax:
Acquisition and integration-related costs[b]	0.13	—	0.19	0.38	—
Restructuring costs[c]	0.05	0.03	0.02	0.08	0.12
Legal, bankruptcy, and other losses[d]	0.03	—	0.03	0.06	0.79
Impairment charges[e]	—	—	—	—	0.02
Other income, net	—	—	—	—	(0.03)
System conversion costs[g]	0.03	0.03	0.02	0.09	0.10
Tax impact of non-GAAP adjustments	(0.06)	(0.02)	(0.07)	(0.16)	(0.27)
Adjusted EPS, non-GAAP[h]	$0.03	$0.12	$(0.01)	$0.08	$0.41

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	September 30,	December 31,
	2025	2024

Assets
Current assets:
Cash and cash equivalents	$99,132	$81,633
Accounts receivable, net	180,208	223,238
Income taxes receivable	3,760	10,389
Prepaid expenses	5,289	7,848
Insurance recovery receivable	5,632	9,255
Other current assets	1,092	2,637
Total current assets	295,113	335,000
Property and equipment, net	28,269	28,850
Operating lease right-of-use assets	1,851	2,468
Goodwill	135,060	135,060
Other intangible assets, net	35,523	42,186
Deferred tax assets	9,460	8,104
Insurance recovery receivable	14,893	20,928
Cloud computing	12,855	10,846
Other assets	5,207	5,809
Total assets	$538,231	$589,251

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$42,311	$64,946
Accrued compensation and benefits	41,856	47,646
Operating lease liabilities	846	2,089
Earnout liability	—	4,411
Other current liabilities	531	1,310
Total current liabilities	85,544	120,402
Operating lease liabilities	1,358	1,782
Accrued claims	29,266	34,425
Uncertain tax positions	10,346	10,117
Other liabilities	3,575	3,566
Total liabilities	130,089	170,292

Commitments and contingencies

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	203,529	202,338
Accumulated other comprehensive loss	(1,526)	(1,441)
Retained earnings	206,136	218,059
Total stockholders’ equity	408,142	418,959
Total liabilities and stockholders’ equity	$538,231	$589,251

Cross Country Healthcare, Inc.
Segment Data[i]
(Unaudited, amounts in thousands)

	Three Months Ended						Year-over-Year	Sequential
	September 30,	% of	September 30,	% of	June 30,	% of	% change	% change
	2025	Total	2024	Total	2025	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$201,950	81%	$264,853	84%	$224,305	82%	(24)%	(10)%
Physician Staffing	48,102	19%	50,266	16%	49,767	18%	(4)%	(3)%
	$250,052	100%	$315,119	100%	$274,072	100%	(21)%	(9)%

Contribution income:[j]
Nurse and Allied Staffing	$14,230		$19,251		$13,887		(26)%	2%
Physician Staffing	4,320		4,629		4,577		(7)%	(6)%
	18,550		23,880		18,464		(22)%	—%

Corporate overhead[k]	13,656		15,531		12,540		12%	(9)%
Depreciation and amortization	4,088		4,498		4,101		9%	—%
Restructuring costs[c]	1,530		998		588		(53)%	(160)%
Legal and other losses[l]	1,102		—		1,099		(100)%	—%
Acquisition and integration-related costs[b]	4,147		—		5,995		(100)%	31%
(Loss) income from operations	$(5,973)		$2,853		$(5,859)		(309)%	(2)%

	Nine Months Ended						Year-over-Year
	September 30,	% of	September 30,	% of			% change
	2025	Total	2024	Total			Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$668,546	82%	$888,490	86%			(25)%
Physician Staffing	148,986	18%	145,574	14%			2%
	$817,532	100%	$1,034,064	100%			(21)%

Contribution income:[j]
Nurse and Allied Staffing	$45,361		$52,254				(13)%
Physician Staffing	12,926		11,800				10%
	58,287		64,054				(9)%

Corporate overhead[k]	41,332		51,258				19%
Depreciation and amortization	12,961		13,859				6%
Restructuring costs[c]	2,419		4,052				40%
Legal and other losses[l]	2,201		7,596				71%
Impairment charges[e]	—		718				100%
Acquisition and integration-related costs[b]	12,183		3				NM
Loss from operations	$(12,809)		$(13,432)				5%

NM-Not meaningful.

Cross Country Healthcare, Inc.
Summary Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2025	2024	2025	2025	2024

Net cash provided by operating activities	$20,114	$7,470	$4,217	$30,012	$95,882
Net cash used in investing activities	(2,191)	(1,124)	(1,967)	(6,044)	(6,183)
Net cash used in financing activities	(6)	(11,926)	(1,756)	(6,487)	(42,772)
Effect of exchange rate changes on cash	22	—	2	18	—
Change in cash and cash equivalents	17,939	(5,580)	496	17,499	46,927
Cash and cash equivalents at beginning of period	81,193	69,601	80,697	81,633	17,094
Cash and cash equivalents at end of period	$99,132	64,021	$81,193	$99,132	$64,021

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2025	2024	2025	2025	2024

Revenue from services	$250,052	$315,119	$274,072	$817,532	$1,034,064
Less: Direct operating expenses	199,125	250,961	218,068	651,943	821,804
Gross profit	$50,927	$64,158	$56,004	$165,589	$212,260
Consolidated gross profit margin[m]	20.4%	20.4%	20.4%	20.3%	20.5%

Nurse and Allied Staffing statistical data:
FTEs[n]	6,371	7,660	7,035	6,939	8,400
Average Nurse and Allied Staffing revenue per FTE per day[o]	$343	$373	$348	$351	$383

Physician Staffing statistical data:
Days filled[p]	20,695	24,424	22,228	65,615	72,461
Revenue per day filled[q]	$2,324	$2,058	$2,239	$2,271	$2,009

(a) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders before interest expense, income tax expense (benefit), depreciation and amortization, acquisition and integration-related (benefits) costs, restructuring (benefits) costs, legal and other losses, customer bankruptcy loss, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on disposal of fixed assets, gain or loss on lease termination, gain or loss on sale of business, interest income, other expense (income), net, equity compensation, and system conversion costs. Adjusted EBITDA is not and should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income (loss) attributable to common stockholders as an indicator of operating performance. Management uses Adjusted EBITDA for planning purposes and as one performance measure in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure as defined by the Company’s credit facilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company’s consolidated revenue.
(b)    Acquisition and integration costs relate primarily to fees associated with the pending Aya Merger.
(c)    Restructuring costs were primarily comprised of employee termination costs, lease-related exit costs, and reorganization costs as part of planned cost savings initiatives.
(d)    Includes legal costs and other settlement charges as presented on the consolidated statements of operations and losses pertaining to matters outside the normal course of operations, and $19.4 million of credit loss expense driven by a bankruptcy filing by a single large customer for the nine months ending September 30, 2024.
(e)    Impairment charges for the nine months ended September 30, 2024 were related to right-of-use assets and related property in connection with vacated leases during 2024.
(f)    Interest income for the three months ended June 30, 2025, and the three and nine months ended September 30, 2025 related to higher average cash on hand deposited in interest bearing accounts during the period.
(g)    System conversion costs include enterprise resource planning system costs related to the upgrading and integrating of our middle and back-office platforms, with certain development costs capitalized and amortized in accordance with the Company’s policies.
(h)    Adjusted EPS, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders per diluted share before the diluted EPS impact of acquisition and integration-related (benefits) costs, restructuring (benefits) costs, legal and other losses, customer bankruptcy loss, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, system conversion costs, and nonrecurring income tax adjustments. Adjusted EPS is not and should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management believes Adjusted EPS provides a more useful comparison of the Company’s underlying business performance from period to period and is more representative of the future earnings capacity of the Company than EPS. Quarterly non-GAAP adjustment may vary due to rounding.
(i)    Segment data is provided in accordance with the Segment Reporting Topic of the Financial Accounting Standards Board Accounting Standards Codification.
(j)     Contribution income is defined as income (loss) from operations before depreciation and amortization, acquisition and integration-related (benefits) costs, restructuring (benefits) costs, legal and other losses, impairment charges, and corporate overhead. Contribution income is a financial measure used by management when assessing segment performance.
(k)     Corporate overhead includes unallocated executive leadership and other centralized corporate functional support costs such as finance, IT, legal, human resources, as well as public company expenses and Company-wide projects (initiatives).
(l)    Legal and other losses (gains) include legal costs and other settlement charges as presented on the consolidated statements of operations and losses pertaining to matters outside the normal course of operations.
(m)    Gross profit is defined as revenue from services less direct operating expenses. The Company’s gross profit excludes allocated depreciation and amortization expense. Gross profit margin is calculated by dividing gross profit by revenue from services.
(n)    FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.
(o)     Average revenue per FTE per day is calculated by dividing Nurse and Allied Staffing revenue, excluding permanent placement, per FTE by the number of days worked in the respective periods.
(p)     Days filled is calculated by dividing the total hours invoiced during the period, including an estimate for the impact of accrued revenue, by 8 hours.
(q)     Revenue per day filled is calculated by dividing revenue as reported by days filled for the period presented.

Cross Country Healthcare, Inc.
William J. Burns, Executive Vice President & Chief Financial Officer
561-237-2555
wburns@crosscountry.com

Source: Cross Country Healthcare, Inc.